Exhibit 32.1

CERTIFICATIONSPURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kenneth T. Neilson, Chairman, President and Chief Executive Officer of Hudson United Bancorp, certify, pursuant to Section 906 of the Sarbanes-Oxely Act of 2002, 18 U.S.C. Section 1350 that:

(1) The Annual Report on From 10-K of Hudson United Bncorp for the annual period ended Decemberr 31, 2004 (the “Report”) fully compiles with the requirements of Section 13(a) or 15(d) of the Securitities and Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and;

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Hudson United Bancorp.

The foregoing certification is being furnished soley pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.

/s/ KENNETH T. NEILSON
Kenneth T. Neilson
Chairman, President and Chief Executive Officer

March 15, 2005

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Hudson United Bancorp and will be retained by Hudson United Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.